UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 1, 2009 (March 26, 2009)

AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
1900 SOUTH PRICE ROAD
CHANDLER, AZ 85286
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
ITEM 3.02 Unregistered Sales of Equity Securities
ITEM 8.01 Other Events
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EX-4.1
EX-10.1
EX-10.2
EX-99.1
EX-99.2

ITEM 1.01 Entry into a Material Definitive Agreement.
On March 26, 2009, Amkor Technology, Inc., a Delaware corporation (“Amkor” or the “Company”), agreed to issue to Deutsche Bank Securities Inc. and Citigroup Global Markets Inc. (collectively, the “Initial Purchasers”) $250,000,000 aggregate principal amount (including a $10,000,000 over-allotment option granted to the Initial Purchasers) of its 6.00% Convertible Senior Subordinated Notes due 2014 (the “Notes”). The Initial Purchasers exercised their overallotment option in full on March 31, 2009.
In connection with the issuance of the Notes, Amkor entered into a Voting Agreement, dated as of March 26, 2009 (the “Voting Agreement”), with James J. Kim, Amkor’s Chairman and Chief Executive Officer and largest stockholder, and 915 Investments, LP, an affiliate of James J. Kim (collectively, the “Kim Purchasers”), with respect to the $150,000,000 aggregate principal amount of the Notes that the Kim Purchasers agreed to purchase from the Initial Purchasers (the “Affiliate Notes”). Pursuant to the Voting Agreement, the Kim Purchasers agreed to vote all shares of common stock of the Company, par value $0.001 per share (“Common Stock”), issued upon conversion of the Affiliate Notes in a “neutral manner” on all matters submitted to Amkor stockholders for a vote, such that the shares subject to the Voting Agreement are required to be voted in the same proportion to all of the other outstanding securities (excluding securities beneficially owned, directly or indirectly, by the Kim Purchasers) that are actually voted on a proposal submitted to Amkor’s stockholders for approval. The Kim Purchasers are not required to vote in a “neutral manner” any Affiliate Note shares that, when aggregated with all other voting shares held by the Kim Purchasers, represent 41.6% or less of the total then outstanding shares of Amkor common stock. A copy of the Voting Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement.
In addition, Amkor and the Kim Purchasers entered into a letter agreement, dated March 26, 2009 (the “Letter Agreement”), pursuant to which Amkor agreed to register the resale of the Affiliate Notes (and any shares of Common Stock issued on the conversion thereof) on a shelf registration statement pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), upon request of the Kim Purchasers at any time after April 1, 2010. Amkor will bear the expenses related to such registration, including the reasonable legal fees and expenses of James J. Kim. A copy of the Letter Agreement is attached as Exhibit 10.2 to this report and is incorporated herein by reference. The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement.
On April 1, 2009, Amkor issued $250,000,000 aggregate principal amount of the Notes, pursuant to an Indenture, dated April 1, 2009, entered into between the Company and U.S. Bank National Association, as trustee (the “Indenture”). A copy of the Indenture, which includes the form of the Notes, is attached as Exhibits 4.1 to this report and is incorporated herein by reference.
The terms and conditions of the Indenture and the Notes described in Items 2.03 and 3.02 hereof are incorporated by reference into this Item 1.01.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Items 1.01 and 3.02 hereof is incorporated by reference into this Item 2.03.
On April 1, 2009, the Company entered into the Indenture relating to the issuance by the Company of $250,000,000 aggregate principal amount of the Notes. Certain terms and conditions of the Indenture and the Notes are as follows:
          Maturity. The Notes mature on April 15, 2014.
          Interest. The Notes accrue interest of 6.00% per year. Interest on the Notes is paid semi-annually in arrears on April 15 and October 15, beginning on October 15, 2009. The interest rate is subject to increase in certain circumstances in connection with an event of default or failure to delegend or register the Notes (other than the Affiliate Notes) and the Common Stock issuable upon conversion thereof.
          Ranking. The Notes are the senior subordinated, unsecured general, obligations of the Company. The Notes are subordinated in right of payment to all existing and future senior debt of the Company, effectively subordinated to all existing and future debt and other liabilities of the Company’s subsidiaries, including trade payables, equal in right of payment with all existing and future senior subordinated debt of the Company, including the Company’s 2.50% Convertible Senior Subordinated Notes due 2011, and senior in right of payment to all existing and future subordinated indebtedness of the Company, including the Company’s 6.25% Convertible Subordinated Notes due 2013.
          Optional Conversion. The Notes may be converted at any time by the holder into shares of the Company’s Common Stock at an initial conversion rate of 330.6332 shares of the Company’s Common Stock per $1,000 principal amount of Notes, subject to certain adjustments, which represents a conversion price of approximately $3.02 per share of Common Stock. Upon the occurrence of certain designated events, the Company will, for a specified period, pay a “make whole premium” under certain circumstances to holders of the Notes who convert their Notes by increasing the applicable conversion rate for the Notes surrendered for conversion by a number of additional shares of Common Stock.
          Mandatory Repurchase. Upon the occurrence of a designated event, which includes a change of control or a termination of trading, the holders may require the Company to repurchase the Notes at a price equal to 100.0% of the principal amount plus accrued and unpaid interest to but excluding the repurchase date.
          Events of Default. The following constitute events of default under the Indenture that could, subject to certain conditions, cause the unpaid principal of and accrued and unpaid interest on the Notes to become due and payable:
     (a) the Company’s default in the payment of the principal of the Notes, whether or not such payment is prohibited by the subordination provisions of the Indenture;
     (b) the Company’s default in the delivery when due all Common Stock deliverable upon conversion with respect to the Notes, which failure continues for five days;
     (c) the Company’s default for 30 days in payment of any installment of interest on the Notes, whether or not such payment is prohibited by the subordination provisions of the Indenture;
     (d) the Company’s default for 60 days after notice is given in the performance of any other covenants in the Indenture;
     (e) the Company’s default in the payment required pursuant to certain designated events in respect of the Notes on the date therefor, whether or not such payment is prohibited by the subordination provisions of the Indenture;
     (f) the Company’s failure to provide timely notice of any designated event;
     (g) the Company’s or any of its material subsidiaries’ failure to make any payment at maturity, including any applicable grace period, in respect of indebtedness for borrowed money of, or guaranteed or assumed by, the Company or any of its materials subsidiaries, which payment is in an amount in excess of $20,000,000, and continuance of such failure for 30 days after notice is given;
     (h) the Company’s or any of its material subsidiaries’ default with respect to any indebtedness, which default results in the acceleration of any such indebtedness of an amount in excess of $20,000,000 without such indebtedness having been paid or discharged or such acceleration having been cured, waived, rescinded or annulled for 30 days after notice is given; and
     (i) certain events of bankruptcy or insolvency of the Company or any of its material subsidiaries.
A copy of the Indenture, which includes the form of the Notes, is attached hereto as Exhibit 4.1. The foregoing descriptions of the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the Indenture and the Notes.
U.S. Bank National Association, the trustee under the Indenture, also serves as trustee under the indentures governing the Company’s 2.50% Convertible Senior Subordinated Notes due 2011, 7.75% Senior Notes due 2013, 6.25% Convertible Subordinated Notes due 2013, and 9.25% Senior Notes due 2016.

ITEM 3.02 Unregistered Sales of Equity Securities.
As described in Items 1.01 and 2.03 hereof, which are incorporated herein by reference, the Company issued $250,000,000 aggregate principal amount of the Notes to the Initial Purchasers on April 1, 2009 in a private placement pursuant to exemptions from the registration requirements of the Securities Act.
The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers are initially offering the Notes to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act and to the Kim Purchasers. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers.
The Notes and Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
The Notes are convertible into shares of Common Stock as described above.
ITEM 8.01 Other Events.
On March 26, 2009, Amkor issued a press release announcing that it had priced the offering of the Notes. On April 1, 2009, Amkor issued a press release announcing that it had closed the offering of the Notes. Copies of such press releases are attached as Exhibits 99.1 and 99.2, respectively, to this report and are incorporated by reference herein.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
4.1	Indenture, dated as of April 1, 2009, between Amkor Technology, Inc. and U.S. Bank National Association, as trustee

4.2	Form of Note for Amkor Technology, Inc.’s 6.00% Convertible Senior Subordinated Notes due 2014 (Incorporated by reference to Exhibit 4.1 hereof)

10.1	2009 Voting Agreement, dated as of March 26, 2009, between Amkor Technology, Inc., James J. Kim and 915 Investments, LP

10.2	Letter Agreement, dated March 26, 2009, between Amkor Technology, Inc., James J. Kim and 915 Investments, LP

99.1	Press release, dated March 26, 2009, announcing pricing of Amkor Technology, Inc.’s 6.00% Convertible Senior Subordinated Notes due 2014

99.2	Press release, dated April 1, 2009, announcing the closing of the offering of Amkor Technology, Inc.’s 6.00% Convertible Senior Subordinated Notes due 2014

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2009	Amkor Technology, Inc.
/s/ Joanne Solomon
Joanne Solomon
Corporate Vice President and Chief Financial Officer